Exhibit 99.1

NGL Energy Partners LP Completes Divestiture of Marine Assets,

23 Unsecured Note Redemption,

and Debt and Leverage Update

TULSA, Okla.--(BUSINESS WIRE)—April 3, 2023--NGL Energy Partners LP (NYSE:NGL) (“NGL,” “our,” “we,” or the “Partnership”) is announcing the completion of the Marine asset sale, redemption of the all 7.5% unsecured senior notes due in November 2023 (“2023 notes”) and updates on debt, and leverage at March 31, 2023. Highlights include:

•Marine asset sale completed with total cash consideration of roughly $112 million received on March 30.
•Prepaid the associated Marine equipment note of approximately $39 million, with remaining proceeds used to repay outstanding balance on the ABL.
•Completed the redemption of all the 2023 notes on March 31.
•Total debt at March 31, 2023 is slightly below $2.9 billion, a debt reduction of roughly $600 million since September 30, 2022.
•NGL expects total leverage of approximately 4.5 times based on our total debt and trailing twelve month Adjusted EBITDA at March 31, 2023, which is a significant achievement for the partnership.

“I am very grateful for the tremendous effort and focus by our employees on increasing Adjusted EBITDA, selling underutilized assets, and maximizing value on our asset packages. We have reduced total debt and achieved a leverage ratio below 4.75 times Adjusted EBITDA more quickly than most thought possible,” stated Mike Krimbill, NGL’s CEO. “We will continue to improve our balance sheet and look forward to providing Fiscal 2024 Adjusted EBITDA and Capital Expenditure guidance on our next earnings call,” Krimbill concluded.

About NGL Energy Partners LP

NGL Energy Partners LP, a Delaware limited partnership, is a diversified midstream energy company that transports, stores, markets and provides other logistics services for crude oil, natural gas liquids and other products and transports, treats and disposes of produced water generated as part of the oil and natural gas production process.
For further information, visit the Partnership’s website at www.nglenergypartners.com.

Forward-Looking Statements

This press release includes “forward-looking statements.” All statements other than statements of historical facts included or incorporated herein may constitute forward-looking statements. Actual results could vary significantly from those expressed or implied in such statements and are subject to a number of risks and uncertainties. While NGL believes such forward-looking statements are reasonable, NGL cannot assure they will prove to be correct. The forward-looking statements involve risks and uncertainties that affect operations, financial performance, and other factors as discussed in filings with the Securities and Exchange Commission. Other factors that could impact any forward-looking statements are those risks described in NGL’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and other public filings. You are urged to carefully review and consider the cautionary statements and other disclosures made in those filings, specifically those under the heading “Risk Factors.” NGL undertakes no obligation to publicly update or revise any forward-looking statements except as required by law.

NGL provides Adjusted EBITDA guidance that does not include certain charges and costs, which in future periods are generally expected to be similar to the kinds of charges and costs excluded from Adjusted EBITDA in prior periods, such as income taxes, interest and other non-operating items, depreciation and amortization, net unrealized gains and losses on derivatives, lower of cost or net realizable value adjustments, gains and losses on disposal or impairment of assets, gains and losses on early extinguishment of liabilities, equity-based compensation expense, acquisition expense, revaluation of liabilities and items that are unusual in nature or infrequently occurring. The exclusion of these charges and costs in future periods will have a significant impact on the Partnership’s Adjusted EBITDA, and the Partnership is not able to provide a reconciliation of its Adjusted EBITDA guidance to net income (loss) without unreasonable efforts due to the uncertainty and variability of the nature and amount of these future charges and costs and the Partnership believes that such reconciliation, if possible, would imply a degree of precision that would be potentially confusing or misleading to investors.

David Sullivan, 918-481-1119
Vice President - Finance
David.Sullivan@nglep.com
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